SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  January 31, 1996



                         FIRST MANISTIQUE CORPORATION
      (Exact name of registrant as specified in its charter)



   Michigan                   2-54663                 38-2062816
(State or other               (Commission            (I.R.S. Employer
 jurisdiction of               File Number)           Identification No.
 Incorporation)



  130 South Cedar Street, Manistique, Michigan                  49854
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (906) 341-8401

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     As of the close of business on January 31, 1996, the Registrant acquired ownership of 100% of the issued and outstanding stock of South Range State Bank, South Range, Michigan. This transaction was accomplished by the merger of the New Bank of South Range into the South Range State Bank. The New Bank of South Range was recently formed as a wholly-owned subsidiary of the Registrant solely for the purpose of effecting the acquisition.

     On January 31, 1996, all of the outstanding 19,500 shares of stock of the South Range State Bank were converted into the right to receive installment notes of the Registrant in the aggregate principal amount of $2,362,851.29 and cash in the aggregate amount of $1,947,356.71. The installment notes bear interest at 5.04% per annum, with one-third (1/3) of the initial principal of the notes and accrued interest payable on the anniversary date of the issue date of the notes.

     The terms of the transaction were arrived at as a result of arms'-length negotiations between the management of the Registrant and the management of the South Range State Bank. The consideration exchanged for the stock of the South Range State Bank was determined based upon such factors as existing assets, operations and earnings of the South Range State Bank relative to the Registrant, as well as consideration with respect to the prospects and future worth of the South Range State Bank as a part of the Registrant.

     All of the cash used in the transaction, $1,947,356.71, was borrowed under Registrant's credit line with Associated Bank Green Bay, National Association.

     The Registrant intends to continue the operations of the South Range State Bank at its present locations.

     The installment notes issued by the Registrant in the transaction were not registered under the Securities Act of 1933. An exemption from registration is claimed by the Registrant under Rule 147 in that the installment notes were issued only to residents of the state of Michigan.
The installment notes are not transferrable to parties other than residents of the state of Michigan for a period of nine months following the date of issue. Moreover, the installment notes are not transferrable at all without the prior written consent of the Registrant.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this Report.

     (a)  Financial Statements of Business Acquired.

          The following financial statements of the South Range State Bank are filed herewith:

                                                           Page

          Report of Independent Auditors                    F-1

          Balance Sheet as of December 31, 1995             F-2

          Statement of Income, Statement of Changes in
          Shareholders' Equity, and Statement of Cash
          Flows for the year ended December 31, 1995        F-3 - F-5

          Notes to Financial Statements                     F-6 - F-14

      (b)  Pro Forma Financial Information

          At the time of this report, it is not practicable to provide pro forma financial statements. Such statements will be filed by amendment to this report as soon as practicable and not later than April 15, 1996.

     (c)  Exhibits

          Exhibits filed herewith:

          (2) Affiliation Agreement and Plan of Reorganization between First Manistique Corporation and South Range State Bank and the related Consolidation Agreement, as amended through January 30, 1996

          (23)      Consent of Crowe Chizek & Company LLP.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FIRST MANISTIQUE CORPORATION

Dated:  February 14, 1996.
                              By /s/Ronald G. Ford
                                Ronald G. Ford, President and
                                Chief Executive Officer

                 REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
South Range State Bank
South Range, Michigan


We have audited the accompanying balance sheet of South Range State Bank as of December 31, 1995, and the related statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Range State Bank as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Bank changed its method of accounting for impaired loans in 1995 to conform to new accounting guidance.



                                   /s/ CROWE, CHIZEK AND COMPANY LLP
                                   Crowe, Chizek and Company LLP
Grand Rapids, Michigan
January 5, 1996

                              SOUTH RANGE STATE BANK

                                 BALANCE SHEET
                               December 31, 1995

ASSETS
  Cash and due from banks                              $        1,541,959
  Federal funds sold                                              700,000
     Total cash and cash equivalents                            2,241,959

  Interest-bearing deposits with banks                          1,187,000

  Securities available for sale (Note 4)
   Investment securities                                        3,087,798
   Mortgage-backed securities                                     739,601
                                                                3,827,399

  Loans (Note 5)                                               27,020,438
  Allowance for loan losses (Note 6)                              280,000
                                                               26,740,438

  Bank premises and equipment - net (Note 7)                      862,451
  Accrued interest receivable                                     239,518
  Other assets                                                    523,824

                                                       $       35,622,589

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Noninterest-bearing deposits                         $        4,008,379
  Interest-bearing deposits (Note 8)                           28,599,048
                                                               32,607,427

  Accrued interest payable                                         92,513
  Other liabilities                                               459,673
     Total liabilities                                         33,159,613

Commitments and contingencies (Note 13)

Shareholders' equity
  Common stock, $20 par value:  19,500 shares
    authorized and outstanding                                    390,000
  Surplus                                                       1,150,000
  Retained earnings (Notes 11 and 12)                             876,236
  Net unrealized appreciation on securities
   available for sale, net of income tax of $24,079
   (Notes 4 and 9)                                                 46,740
                                                                2,462,976

                                                       $       35,622,589

           See accompanying notes to financial statements.


                         SOUTH RANGE STATE BANK

                          STATEMENT OF INCOME
                      Year ended December 31, 1995

Interest income
  Loans, including fees                                 $       2,504,123
  Investment securities available for sale                        223,645
  Federal funds sold                                               56,773
  Deposits with banks                                             105,152
                                                                2,889,693

Interest expense on deposits                                    1,155,610

Net interest income                                             1,734,083

Provision for loan losses (Note 6)                                 39,945

Net interest income after provision for loan losses             1,694,138

Other income
  Service charges on deposit accounts                             104,980
  Safe-deposit box fees                                            45,747
  Other                                                            63,512
                                                                  214,239
Other expense
  Salaries and employee benefits (Note 10)                        813,639
  Occupancy                                                       226,388
  Supplies                                                         72,117
  Examination, audit and legal fees                                68,040
  Advertising                                                      52,291
  FDIC insurance                                                   35,991
  Postage                                                          32,266
  Other                                                           262,834
                                                                1,563,566


Income before income tax expense                                  344,811

Income tax expense (Note 9)                                        83,592


Net income                                              $         261,219

Earnings per share (Note 2)                              $          13.40

See accompanying notes to financial statements.

                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          Year ended December 31, 1995


                                                      Net Unrealized
                                                      Appreciation
                                                      (Depreciation)
                                                      on Securities    Total
                     Common                 Retained  Available   Shareholders'
                     Stock     Surplus      Earnings  for Sale        Equity

Balance, December 31,
 1994                $390,000   $1,150,000   $712,690   $(100,442)   $2,152,248

Adjustment (Note 12)                          (19,673)                  (19,673)


Balance, January 1,
  1995, as restated
  (Note 12)           390,000    1,150,000    693,017    (100,442)    2,132,575

Net income for 1995                           261,219                   261,219

Cash dividends - $4.00
  per share                                   (78,000)                  (78,000)

Net change in unrealized
  appreciation (depreciation)
  on securities available
  for sale, net of tax                                    147,182       147,182


Balance, December 31,
  1995             $ 390,000  $ 1,150,000   $ 876,236    $ 46,740    $2,462,976

See accompanying notes to financial statements.

                            STATEMENT OF CASH FLOWS
                         Year ended December 31, 1995

Cash flows from operating activities
  Net income                                            $         261,219
  Adjustments to reconcile net income
    to net cash from operating activities
     Depreciation and amortization                                133,412
     Provision for loan losses                                     39,945
     Increase in interest receivable and other assets             (55,232)
     Increase in interest payable and other accrued expenses        7,845
       Net cash from operating activities                         387,189

Cash flows from investing activities
  Principal payments on mortgage-backed securities                157,417
  Net decrease in interest-bearing deposits with bank             496,000
  Purchases of investment securities available for sale          (115,233)
  Proceeds from maturities of investment securities
   available for sale                                              50,000
  Net increase in customer loans                               (2,098,553)
  Premises and equipment expenditures, net                       (119,052)
     Net cash from investing activities                        (1,629,421)

Cash flows from financing activities
  Net increase in deposits                                        752,134
  Dividends paid                                                  (78,000)
     Net cash from financing activities                           674,134

Net change in cash and cash equivalents                          (568,098)

Cash and cash equivalents at beginning of year                  2,810,057

Cash and cash equivalents at end of year                $       2,241,959


Supplemental disclosures of cash flow information
  Cash paid during the year for
     Interest                                           $       1,131,860
     Income taxes                                                 135,966

              See accompanying notes to financial statements.


                        SOUTH RANGE STATE BANK
                    NOTES TO FINANCIAL STATEMENTS
                         December 31, 1995

NOTE 1 - NATURE OF OPERATIONS

South Range State Bank ("Bank") is a Michigan banking corporation engaged in the general commercial banking business. The Bank generates deposits and makes loans primarily in Houghton County, in Michigan's upper peninsula, an area partially dependent on the forestry, tourism and recreational industries.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Areas where estimates are used in the accompanying financial statements include the allowance for loan losses, fair values of financial instruments, the accrued liability associated with the deferred compensation plan, the carrying value of impaired loans, deferred tax assets, the estimated life of loans and securities and the carrying value of other real estate. Estimates associated with the allowance for loan losses, fair values of financial instruments and the deferred compensation plan are particularly susceptible to material changes in the near term. Future results could differ from current estimates.

Statement of Cash Flows: Cash and cash equivalents are defined to include the Bank's cash on hand, noninterest-bearing deposits in other institutions, and federal funds sold. The Bank reports customer loan transactions and deposit transactions on a net cash flow basis.

Securities: Investment securities available for sale consist of those securities not classified as trading or held to maturity. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs, or other factors. Securities classified as available for sale are reported at their fair value and the related net unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized. Securities for which the Bank has the positive intent and ability to hold to maturity are reported at amortized cost.

Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

                                (Continued)

                         SOUTH RANGE STATE BANK
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1995

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. The estimates may change depending on changes in economic conditions, the interest rate environment or specific situations of individual borrowers. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A problem loan is charged-off by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan - (SFAS No. 114). SFAS No. 114, effective for the Bank at January 1, 1995, requires that impaired loans, as defined, by measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or at the fair value of collateral if the loan is collateral dependent. SFAS No. 114 as amended by SFAS No. 118 was adopted at January 1, 1995.
Under these statements, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to increase, such increase is reported as bad debt expense. The effect of adopting SFAS Nos. 114 and 118 is reported as bad debt expense, and is not material for 1995.

Smaller-balance homogeneous loans are residential first mortgage loans secured by one-to-four family residences, residential construction loans, automobile, home equity and second mortgage loans and are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates the underlying ability of the borrower's business activity is not sufficient to generate adequate cash flow to service the business' cash needs, including the Bank's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial credits are rated on a scale of 1 to 5, with grades 1 and 2 being pass grades, 3 substandard, 4 doubtful and 5 loss. Loans graded 4 and 5 are considered impaired. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often not impaired. Once a loan is evaluated as impaired, a loss is considered to have been identified, and a chargeoff is taken.

                                 (Continued)

                          SOUTH RANGE STATE BANK
                      NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Income: Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent
90 days or more to determine if interest accrual should be discontinued based on the estimated fair market value of the collateral. Under SFAS No. 114 as amended by SFAS No. 118, the carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as bad debt expense, if reductions, or as reductions in bad debt expense.

Accounting Statements Issued, not yet Adopted: The Financial Accounting Standards Board has recently issued the following Statements which have not been adopted by the Bank at December 31, 1995.

SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of, requires the Bank to periodically consider whether an impairment loss should be recognized on long-lived assets and other certain identifiable intangible assets based on an estimate of future cash flows.

SFAS No. 122, Accounting for Mortgage Servicing Rights, requires the Bank to recognize mortgage servicing rights on loans it purchases or originates with the intent to sell as an asset. It also requires that these capitalized mortgage servicing rights be evaluated for impairment based on the fair value of those rights.

SFAS No. 123, Accounting for Stock-based Compensation, encourages but does not require, the Bank to use a "fair value based method" to account for stock-based compensation plans. If the fair value accounting encouraged by SFAS No. 123 is not adopted, entities must disclose the proforma effect on net income and earnings per share had the accounting been adopted.

The Statements discussed above are required to be implemented for years beginning after December 15, 1995. Although management of the Bank has not fully analyzed these Statements, they believe the impact of their adoption will not be material to the Bank's operations.

Bank Premises and Equipment: Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur, and major improvements are capitalized.

Federal Income Taxes: The Bank records income tax expense based on the amount of taxes due on its income tax return plus deferred taxes computed based on differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share: Earnings per share are computed using the weighted average number of shares outstanding. The number of shares used in the computation of earnings per share was 19,500 for 1995.

                                (Continued)

                         SOUTH RANGE STATE BANK
                     NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995

NOTE 3 - AFFILIATION AGREEMENT

On August 30, 1995, the Bank and First Manistique Corporation ("FMC"), entered into an Affiliation Agreement and Plan of Reorganization ("Agreement"). Upon the receipt of two-thirds affirmative approval by the shareholders of the Bank, FMC will acquire the outstanding shares of the Bank by exchanging cash, single installment notes, or a combination thereof. The Agreement specifies that the exchange will be for a multiple of book value per share at December 31, 1995 which equates to $221.04 per share. The shareholder meeting to consider and vote upon the Agreement is scheduled to occur before February 1, 1996 with the closing of the transaction to occur as soon as practical thereafter.


NOTE 4 - SECURITIES AVAILABLE FOR SALE

The amortized cost and fair values of securities available for sale at December 31 are as follows:

                                              Gross       Gross
                                Amortized   Unrealized   Unrealized
                                  Cost        Gains       Losses     Fair Value
  U.S. Treasury securities        $2,006,426  $  7,155  $ (6,909)   $2,006,672
  State and municipal securities   1,022,515    58,611               1,081,126

                                   3,028,941    65,766    (6,909)    3,087,798
  Mortgage-backed securities         727,639    11,962                 739,601

                                  $3,756,580  $ 77,728  $ (6,909)   $3,827,399


The amortized cost and fair values of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below.

                                                   Amortized
                                                     Cost         Fair Value
  Due in one year or less                         $   885,000     $   879,985
  Due after one year through five years             1,339,753       1,358,888
  Due after five years through ten years              804,188         848,925

                                                    3,028,941       3,087,798
  Mortgage-backed securities                          727,639         739,601

                                                  $ 3,756,580     $ 3,827,399

There were no investment securities pledged at December 31, 1995.

There were no sales of investment securities available for sale during 1995.

                                   (Continued)

                             SOUTH RANGE STATE BANK
                         NOTES TO FINANCIAL STATEMENTS
                             December 31, 1995


NOTE 5 - LOANS

Loans presented in the balance sheet are comprised of the following classifications:
               Commercial                     $         6,899,820
               Agricultural                             1,294,877
               Real estate                             14,007,619
               Installment                              4,818,122

                                              $        27,020,438

Included in the loan portfolio are loans made to certain executive officers, directors, principal shareholders and companies in which they have an interest. The following is a summary of loans exceeding $60,000 in the aggregate to these individuals and their associates.

     Balance - January 1                      $           869,374
      New loans                                           697,317
      Repayments                                        (662,082)

     Balance - December 31                    $           904,609


NOTE 6 - ALLOWANCE FOR LOAN LOSSES

An analysis of changes in the allowance for loan losses for the year ended
December 31 is as follows:

     Balance at beginning of year             $           260,000
     Additions (deductions)
      Provision charged to expense                         39,945
      Recoveries credited to allowance                     23,125
      Loans charged-off                                   (43,070)

     Balance at end of year                   $           280,000


Loans on nonaccrual status, past due more than 90 days or restructured, totaled $34,554 at December 31, 1995. The difference between the interest that would have accrued based on the original terms of nonaccrual loans and the interest that was actually recorded approximated $2,386 for 1995.


Information regarding impaired loans is as follows for 1995:

    Average investment in impaired loans                        $  34,553
    Interest income recognized on impaired loans on cash basis          0

Information regarding impaired loans at year end is as follows:

    Total impaired loans                                           34,553
    Less loans for which no allowance for loan losses is
     allocated                                                     34,553

    Impaired loans for which an allowance for loan losses
     is allocated                                                 $     0

                              (Continued)

                        SOUTH RANGE STATE BANK
                    NOTES TO FINANCIAL STATEMENTS
                         December 31, 1995

NOTE 7 - BANK PREMISES AND EQUIPMENT - NET

The following is a summary of premises and equipment by major category at December 31:

     Land                                          $            64,500
     Bank building and improvements                            533,481
     Furniture and equipment                                   898,080
                                                             1,496,061
     Accumulated depreciation and amortization                 633,610

                                                   $           862,451

NOTE 8 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits are comprised of the following at December 31:

     Interest-bearing demand                       $         5,133,100
     Savings                                                10,385,512
     Time                                                   13,080,436

                                                   $        28,599,048

The Bank had approximately $1,532,339 in certificates of deposit issued in denominations of $100,000 or more as of December 31, 1995. Interest expense on these deposits was $91,393 in 1995.


NOTE 9 - INCOME TAXES

Income tax expense consists of the following:

     Current expense                               $            92,108
     Deferred expense                                           (8,516)

                                                   $            83,592

The net deferred tax asset at December 31 is comprised of the following:

     Deferred tax assets
      Deferred compensation                        $            85,508
      Allowance for loan losses                                 52,351
                                                               137,859
     Deferred tax liabilities
      Fixed assets                                              75,950
      Unrealized appreciation on securities available
       for sale                                                 24,079
                                                               100,029

  Net deferred tax asset                           $            37,830

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefits related to such assets will not be realized. Management has determined that no such allowance is required.

                                 (Continued)

                         SOUTH RANGE STATE BANK
                      NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995


NOTE 9 - INCOME TAXES (Continued)

The difference between the financial statement tax expense and amounts computed by applying the statutory federal tax rate of 34% to pretax income is reconciled as follows:

     Statutory rate applied to income before taxes          $  117,236
     Add (deduct)
      Effect of tax-exempt interest                            (28,980)
      Effect of life insurance policy
       cash surrender value increases                           (5,181)
      Other                                                        517

      Income tax expense                           $            83,592


NOTE 10 - BENEFIT PLANS

The Bank sponsors a defined contribution plan which meets the requirements of
Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees. Contributions by the Bank under the plan are made at the discretion of the Board of Directors. In 1995, the Bank matched $.50 on the dollar of an employee contribution up to 2 1/2% of their respective annual salary. Employee benefits expense for 1995 includes $20,539 of contributions to the plan.

As an incentive to retain key members of management and directors, the Bank has a deferred compensation plan. Benefits are based on salary and length of service and vest as service is provided from the date of participation through age 65. A liability is recorded on a present value basis and discounted at current interest rates. This liability may change depending upon changes in long-term interest rates. Deferred compensation expense included in salaries and wages was approximately $51,000 for the year ended December 31, 1995. The liability at December 31, 1995 for vested benefits was approximately $251,000. The Bank has funded this liability by obtaining life insurance contracts on the plan's participants. The cash surrender value of these policies was $316,000 which is included in other assets in the accompanying financial statements.


NOTE 11 - RESTRICTIONS ON RETAINED EARNINGS

Federal and state banking laws and regulations place certain restrictions on the amount of dividends a bank can pay and capital levels that must be maintained. Under the most restrictive of these regulations, the Bank could pay approximately $800,000 in dividends without prior regulatory approval. In addition, the Agreement (Note 3) sets forth certain restrictions and requirements in connection with the acquisition of the Bank by FMC. As a result, the Bank will not pay any dividends between December 31, 1995 and the closing date.

                             (Continued)

                       SOUTH RANGE STATE BANK
                    NOTES TO FINANCIAL STATEMENTS
                       December 31, 1995

NOTE 12 - PRIOR PERIOD ADJUSTMENT

During 1995, management determined that the deferred compensation liability was under accrued. This error was corrected in 1995 by decreasing January 1, 1995 retained earnings by $19,673. If the accrual had been recorded properly for the 12 months ended December 31, 1994, net income after tax would have been $275,316 and earnings per share would have been $14.12.


NOTE 13 - COMMITMENTS AND CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make loans, unused lines of credit and standby letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the financial statements. As many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments.


The Bank had the following off-balance sheet commitments at December 31:

     Commitments to make loans                     $         1,336,620
     Unused lines of credit                                    959,031
     Standby letters of credit                                 148,565

In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements.

Approximately $530,000 of the loan commitments are at fixed rates ranging from 5.0% (qualified tax exempt) to 11.75% with maturities ranging from 9 months to 10 years.

                        SOUTH RANGE STATE BANK
                     NOTES TO FINANCIAL STATEMENTS
                         December 31, 1995

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Carrying amount is a reasonable estimate of fair value for cash and cash equivalents, interest-bearing deposits in financial institutions, FHLB and Federal Reserve stock, accrued interest receivable and payable, the allowance for loan losses, demand deposits, savings accounts and money market deposits.

Fair value of other financial instruments is estimated as follows:

The fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

The fair value of fixed and variable rate loans is principally estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair values of commitments to extend credit and standby letters of credit were immaterial at the reporting date presented.


The carrying values and fair values of the Bank's financial instruments are as follows at December 31, 1995:

                                            Carrying Values      Fair Values
     Financial assets
      Cash and cash equivalents             $ 2,241,959          $ 2,241,959
      Interest-bearing deposits in
       financial institutions                 1,187,000            1,187,000
      Securities available for sale           3,827,399            3,827,399
      Loans, net                             26,740,438           26,583,010
      Accrued interest receivable               239,518              239,518

     Financial liabilities
      Deposits                              (32,607,427)         (32,674,754)
      Accrued interest payable                  (92,513)             (92,513)

                                    (Continued)

                            EXHIBIT 2


     Affiliation Agreement and Plan of Reorganization between First Manistique Corporation and South Range State Bank and the related Consolidation Agreement, as amended through January 30, 1996

                   AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement is by and between FIRST MANISTIQUE CORPORATION, a Michigan corporation with its principal office at 130 South Cedar, Manistique, Michigan 49854 ("FMC") and SOUTH RANGE STATE BANK, a Michigan banking corporation with its principal office located at 47 Trimountain Avenue, South Range, Michigan 49963 ("the Bank").

                             RECITAL

     The Board of Directors of the Bank and FMC have agreed and determined that it would be in the best interest of the respective institutions for the Bank to affiliate with FMC, pursuant to which the Bank will be consolidated with a new Michigan banking corporation to be organized by FMC under the Michigan banking code of 1969, as amended. The parties have set forth their agreement of understanding with respect to such affiliation fully and completely in writing.

                            ARTICLE I
                          CONSOLIDATION

     1.1 Formation of New Bank. FMC agrees to use its best efforts to promptly cause a new Michigan banking corporation ("New Bank") to be organized for purposes of effecting the Consolidation (defined in Section 1.2 below). New Bank shall be organized in South Range, Michigan under the name "New Bank of South Range." FMC will acquire and own all the authorized capital shares of New Bank before the Consolidation becomes effective.

     1.2 Execution of Consolidation Agreement. Promptly after New Bank has been organized, unless this Agreement has been terminated, the Bank, New Bank and FMC will execute and enter into an agreement of Consolidation substantially in the form of Exhibit A attached to this Agreement (the "Consolidation Agreement"), providing for the Consolidation of the Bank with the New Bank under the charter of the New Bank (the "Consolidation"). The Bank resulting from the Consolidation ("Consolidated Bank") shall be a wholly-owned subsidiary of FMC.

     1.3 Name of Consolidated Bank. The name of the Consolidated Bank shall be "South Range State Bank."

     1.4. Business of Consolidated Bank. The business of the Consolidated Bank shall be that of a Michigan banking corporation and any business related or incidental thereto. This business shall be conducted by the Consolidated Bank at its main office which shall be located at 47 Trimountain Avenue, South Range, Michigan, and at its legally established branches.

     1.5 Conversion of Bank Shares. At the time the Consolidation becomes effective (the "Consolidation Date"), each issued and outstanding share of common stock of the Bank, par value $20.00 per share ("Bank Share") shall be converted into either cash or cash and FMC Notes (as defined in Section 9 of the Consolidation Agreement), as provided in this Agreement and the Consolidation Agreement.

          For purposes of this Agreement and the Consolidation Agreement, the term "Per Share Conversion Value" shall mean an amount equal to 1.75 times the book value per share of the Bank's Common Stock (determined in accordance with generally accepted accounting principles applied on a consistent basis) as of the month end immediately preceding the Consolidation Date. The month end immediately preceding the Consolidation Date is referred to in this Agreement and in the Consolidation Agreement as the "Final Statement Date."

                            ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF FMC

     Except as otherwise set forth in the FMC disclosure statement ("FMC Disclosure Statement") previously delivered to the Bank, FMC represents and warrants to the Bank that:

     2.1 Organization and Good Standing. FMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to carry on its business substantially as it is now being conducted.

     2.2 Subsidiaries. FMC is the owner of all of the outstanding capital shares of First Northern Bank & Trust, Bank of Stephenson, First Manistique Agency and First Northern Services Company.

     2.3 Financial Statements. The consolidated financial statements of FMC and its subsidiaries as at and for the two years ended December 31, 1994, as audited by FMC's independent accountants, Schneider, Larche, Haapala & Co., and as at and for the six months ended June 30, 1995, including all schedules and notes relating thereto, are correct and complete in all material respects, fairly present FMC's and its subsidiaries' financial condition and results of operations, on a consolidated basis, on the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in said financial statements).

     2.4 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheet of FMC and its subsidiaries as of December 31, 1994, and the notes thereto, to the best of FMC's knowledge, FMC and its subsidiaries, on a consolidated basis, have no material liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature and amount required to be reflected in such balance sheet, or the notes thereto, in accordance with generally accepted accounting principles.

     2.5 Loan Guarantees and Loss Reserves. To the best of its knowledge, all material guarantees of indebtedness owed to FMC's subsidiary bank, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration, the Farmers Home Administration, and other federal agencies, are valid and enforceable in accordance with their respective terms. To the best of FMC's knowledge and belief, its subsidiary bank's reserves for loan losses reflected in FMC's June 30, 1995, consolidated financial statements were adequate to meet all loan losses then reasonably anticipated based upon the facts and circumstances known as of that date.

     2.6 Capitalization. FMC has authorized capital of 2,000,000 shares of common stock, without par value ("FMC Common Stock") and 25,000 shares of series preferred stock, without par value. As of June 30, 1995, 699,774 shares of FMC Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding. All of the issued and outstanding shares of FMC Common Stock are validly issued, fully paid and not subject to assessment. There are no warrants, options, contracts or rights outstanding for the purchase of any additional shares of FMC except as reflected in the notes to FMC's consolidated financial statements for the year ended
December 31, 1994, and for the quarter ended June 30, 1995.

     2.7 Corporate Authorizations. The execution, delivery and performance of this Agreement have been duly and validly authorized by FMC and its Board of Directors, and do not violate or conflict with FMC's Articles of Incorporation, Bylaws or any court order or decree to which it or any of its subsidiaries is a party or subject, or by which FMC or any such subsidiary is bound. No vote of the shareholders of FMC is required in order to authorize this Agreement on behalf of FMC. The execution and performance of this Agreement do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which FMC or any of its subsidiaries is bound. This Agreement, when executed and delivered, will be a valid, binding and enforceable obligation of FMC.

     2.8 Absence of Litigation. There are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to its knowledge, expressly threatened before any court or administrative body specifically involving FMC or any of its subsidiaries or any of their properties or capital shares that would have a material adverse effect on FMC and such subsidiaries or their assets, operations or earnings on a consolidated basis or the transaction proposed by this Agreement and the Consolidation Agreement.

     2.9 Conduct. Since December 31, 1994 neither FMC nor any of its subsidiaries has: (a) experienced any material adverse change in financial condition, assets, liabilities or business; (b) conducted its business or entered into any material transaction otherwise than in the ordinary course, or incurred or become subject to any material liabilities or obligations except current liabilities incurred in the ordinary course of business;
(c) to the best of FMC's knowledge, suffered any union organizational efforts or any labor trouble, or any event or condition of any character materially and adversely affecting its business or prospects not generally affecting banks in the upper peninsula of Michigan in substantially the same manner and to substantially the same relative extent; (d) paid, other than in the ordinary course of business, any material obligation or liability other than those shown on the December 31, 1994, financial statements or incurred after the date thereof in the ordinary course of business; (e) mortgaged, pledged or subjected to lien, charge or other encumbrance any of its material assets, or sold or transferred any such material assets, except in the ordinary course of business; (f) learned of any basis for the institution of any action, suit, proceeding or governmental investigation against it with respect to its business, properties, assets or good will, that might have a material adverse effect on FMC or any of its subsidiaries; or (g) made or permitted any amendment or termination of any material contract to which it is a party except for the expiration of contracts at the end of their term and termination of contracts which are terminable by the other party without any fault or omission on the part of FMC or a subsidiary of FMC.

     2.10 Brokerage Fees. FMC has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has no express or implied agreement with any person or company relative to commissions or finder's fees as to such transactions.

     2.11 Complete Information. No schedule, statement, list, certificate or other information furnished or to be furnished by FMC in connection with this Agreement contains, or will contain any untrue statement of a material fact or omits or will omit, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.12 Title to Properties. FMC and its subsidiaries are the owners of all of the material property and assets reflected in FMC's consolidated balance sheet at December 31, 1994 free of any material liens and encumbrances, except as noted therein, and except for changes thereafter in the ordinary course of business, which changes are not in the aggregate material to FMC's business. FMC and its subsidiaries have good and marketable title to all material properties and assets acquired after December 31, 1994 free of liens and encumbrances except for purchase money security interests and except for assets disposed of or encumbered in the ordinary course of business. Neither FMC nor any subsidiary has received notice of any material violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its operations or properties.

     2.13 Governmental Regulation. FMC and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their business. To the best of FMC's knowledge, FMC and its subsidiaries have conducted their business so as to comply in all material respects with all applicable federal, state and local statutes, regulations, ordinances or rules, particularly, but not by way of limitation, applicable banking laws, federal and state securities laws, and laws and regulations concerning truth in lending, usury, fair credit reporting, equal credit opportunity, community reinvestment, redlining, loan insurance and guarantee programs, privacy, trade practices, consumer protection, occupational safety, civil rights, age discrimination in employment, employee benefits, labor relations, fair employment practices and fair labor standards.

     2.14 Taxes. FMC has filed with appropriate federal, state and local governmental agencies all tax returns and tax reports required to be filed, and has paid in full all taxes and assessments shown to be due or claimed to be due (together with all interest, penalties and deficiencies assessed in connection therewith). Such returns and reports were correct in all material respects when and as filed or amended. FMC is not, as a taxpayer, a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection or taxes been asserted against FMC as a taxpayer.

     2.15 Proxy Statement/Offering Memorandum None of the information to be supplied by FMC for inclusion in: (a) the proxy statement and offering memorandum relating to the Bank's special shareholder meeting and FMC's offering of the Notes or (b) any documents to be filed with the Board of Governors of the Federal Reserve System or any other regulatory agency in connection with the transactions contemplated by this Agreement or the Consolidation Agreement, will, at the respective time such documents are filed and with respect to the proxy statement/offering memorandum, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the proxy statement/offering memorandum or any amendment thereof or supplement thereto, at the time of the special meeting of shareholders of the Bank to consider and approve this Agreement and the Consolidation Agreement, be false or misleading with respect to any material fact necessary to correct any statement in any earlier communication with respect to the Bank shareholders. All documents which FMC is responsible for filing with any regulatory agency in connection with the Consolidation will comply as to form in all material respects with the provisions of applicable law.

     2.16 SEC and Other Filings. To the best of FMC's knowledge after reasonable investigation, in the last two years:

          (a) SEC Filings. FMC has filed in a timely manner all required filings with the SEC, including without limitation all Form 10K and 10Q Reports;

          (b) Regulatory Filings. FMC and its subsidiaries have each filed in a timely manner all material filings with regulatory agencies for which filings are required; and

          (c) Complete and Accurate. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. There were no misstatements or omissions in such filings which, as of the making of this representation and warranty, would presently be material to the business of FMC and its subsidiaries taken as a whole or to the income or financial condition of FMC and its subsidiaries on a consolidated basis.

     2.17 FMC Notes. The Notes of FMC to be issued in accordance with this Agreement and the Consolidation Agreement have been duly authorized and, when issued as contemplated, will be duly and validly issued and outstanding.

     2.18 "Material" Defined. Except where the context otherwise indicates, the term "material" as applied to FMC and its subsidiaries refers to FMC and its subsidiaries on a consolidated basis, considering FMC and its subsidiaries and their assets and businesses as a whole.

                           ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BANK

     Except as otherwise set forth in the Bank disclosure statement ("Bank Disclosure Statement") previously delivered to FMC, the Bank represents and warrants to FMC that:

     3.1 Organization and Good Standing. The Bank is a Michigan banking corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to carry on its business substantially as it is now being conducted. The character of the properties owned or leased by the Bank and the nature of the business transacted by it do not require that the Bank be qualified to do business in any other jurisdiction.

     3.2 Subsidiaries. The Bank has no subsidiaries and owns no more than a 1% equity interest in any other corporation, partnership or venture.

     3.3 Financial Statements. The financial statements of the Bank for the year ended December 31, 1994, including the notes thereto, are true, complete, and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Bank on such date and results of operations for the period covered thereby. None of the financial statements of the Bank contain any undisclosed extraordinary or prior period items or fail to disclose any items that should be disclosed. The reports of condition and income ("Call Reports") of the Bank for each of the five years ended December 31, 1994, and for the six months ended June 30, 1995, including all schedules and notes relating thereto, are correct and complete in all material respects, and fairly present the Bank's financial condition and results of operations for the dates and the periods indicated, and the Call Reports have been prepared in accordance with the Call Report instructions on a consistent basis.

     3.4 Absence of Undisclosed Liabilities. Except for liabilities reserved against or otherwise reflected in the Bank's balance sheet and notes thereto, dated June 30, 1995, the Bank has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise of a nature and amount required to be reflected in such balance sheet, or the notes thereto, in accordance with generally accepted accounting principles.

     3.5 Loan Guarantees and Loss Reserves. To the best of its knowledge, all material guarantees of indebtedness owed to the Bank, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration, the Farmers Home Administration, and other federal agencies, are valid and enforceable in accordance with their respective terms. The Bank's loan loss reserve reflected in its statement of condition, dated
June 30, 1995, was adequate to meet all loan losses then reasonably anticipated based upon the facts and circumstances as of that date and the loan loss reserve met all applicable regulatory standards.

     3.6 Capitalization. The Bank has authorized capital of 19,500 shares of common stock, par value $20.00 per share, of which 19,500 shares are issued and outstanding. All of the issued common shares are validly issued, fully paid and not subject to assessment, except as provided in Section 201 of the Michigan Banking Code of 1969, as amended. There are no warrants, options, contracts or rights (including preemptive rights or rights contained in convertible securities or any other rights) outstanding for the purchase or acquisition of any additional shares of the Bank.

     3.7 Authorizations. The execution, delivery and performance of this Agreement and the Consolidation Agreement have been duly and validly authorized by the Bank and its Board of Directors, and neither agreement violates or conflicts with the Bank's Articles of Incorporation, Bylaws or any court order or decree to which it is a party or subject, or by which the Bank is bound. The execution and performance of this Agreement and the Consolidation Agreement do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which the Bank is bound. This Agreement and the Consolidation Agreement are subject to approval by the Bank's shareholders as described in the Consolidation Agreement.

     3.8 Title to Properties. The Bank is the owner of all material property and assets reflected in its statement of condition at June 30, 1995, free of any material liens and encumbrances, except as noted therein, and except for changes thereafter in the ordinary course of business, which changes are not in the aggregate material to the Bank's business. The Bank has good and marketable title to all material properties and assets acquired after June 30, 1995, free of liens and encumbrances, except assets disposed of or encumbered in the ordinary course of business. All material leases to which the Bank is a party are valid and enforceable in accordance with their respective terms. The Bank has not received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its operations or properties.

     3.9 Governmental Regulation. The Bank holds all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business. To the best of its knowledge, the Bank has conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, regulations, ordinances or rules, particularly, but not by way of limitation, applicable banking laws, federal and state securities laws, and laws and regulations concerning truth-in-lending, usury, fair credit reporting, equal credit opportunity, community reinvestment, redlining, loan insurance and guarantee programs, privacy, trade practices, consumer protection, occupational safety, civil rights, age discrimination in employment, employee benefits, labor relations, fair employment practices and fair labor standards.

     3.10 Absence of Litigation. There are no legal, quasi-judicial or administrative proceedings or, to its knowledge, investigations of any kind or nature now pending before any court, administrative body or governmental agency specifically involving the Bank as a subject or party or any of its properties or capital shares that would have a material adverse effect on the Bank or its assets, operations or earnings or the transaction proposed by this Agreement and the Consolidation Agreement, and the Bank is not aware of any expressed threat of any such proceeding or investigation.

     3.11 Taxes. The Bank has filed with appropriate federal, state, and local governmental agencies all tax returns and tax reports required to be filed, and has paid in full all taxes and assessments shown to be due or claimed to be due (together with all interest, penalties and deficiencies assessed in connection therewith). Such returns and reports were correct in all material respects when and as filed. The Bank, as a taxpayer, has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. The Bank is not, as a taxpayer, a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against the Bank as a taxpayer.

     3.12 Contracts. Except as to contracts and agreements listed or described in the Bank Disclosure Statement, as of the date of this Agreement the Bank is not a party to (in its own name or as successor in interest to any predecessor) or bound by any material written or oral: (a) employment, management or consulting contract or service agreement which by its terms the Bank knows or should know is not terminable by the Bank on 30 day's notice or less without cost or penalty; (b) collective bargaining agreement with any labor or trade union or association or employee group; (c) bonus, pension, profit-sharing, retirement, stock option, stock purchase, hospitalization, insurance or other similar plan providing for benefits for its employees;
(d) lease, installment purchase agreement or other contract with respect to any property (real, personal or mixed) used or proposed to be used in the Bank's operation; (e) contract or agreement for the purchase or disposition of material, supplies, equipment or services; (f) instrument evidencing or relating to indebtedness for money borrowed or money to be borrowed or creating any lien or security interest in any real or personal property excluding such instruments with customers relating to banking transactions;
(g) contract or agreement that by its terms requires the consent of any party thereto to the consummation of the transactions contemplated by this Agreement; (h) agreement not to compete in any line of business or any geographic area; (i) contract or agreement (or outstanding solicitation for bids) for capital expenditures; (j) any lease, indenture, note or other contract under which the Bank is in material default; (k) any contract, except ordinary and customary banking relationships and employment agreements, with any executive officer, director, or holder of more than 5% of the outstanding stock of the Bank; (l) any deferred compensation or severance pay agreement; or (m) any other material agreement not made in the ordinary course of the Bank's business. True and correct copies of all contracts and agreements listed or described in the Bank Disclosure Statement are attached to the Bank Disclosure Statement except to the extent described therein. As of the date of this Agreement, the Bank has in all material respects performed all material obligations required to be performed by it to date and is not in default under, and no event has occurred that, with the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, lease or other agreement to which the Bank is a party or by which the Bank is bound or under any provision of its Articles of Incorporation or Bylaws.

     3.13 Duties as Fiduciary. As of the date of this Agreement, the Bank, in its capacity as trustee, escrow agent, executor, administrator, custodian, guardian, receiver or other fiduciary, has, to the best of its knowledge, performed all of its material duties in accordance with all legal standards applicable to such duties whether imposed by contract, statute or common law.

     3.14 Insurance. As of the date of this Agreement, the Bank has in effect insurance coverage on its assets, properties, premises, operations and personnel in such amounts and against such risks and losses as it reasonably believes to be adequate and customary for the business conducted by the Bank.

     3.15 Conduct. Since June 30, 1995, until the date of this Agreement, the Bank has not: (a) experienced any materially adverse change in financial condition, assets, liabilities or business; (b) conducted its business or entered into any material transaction otherwise than in the ordinary course, or incurred or become subject to any material liabilities or obligations except current liabilities incurred in the ordinary course of business;
(c) to the best of the Bank's knowledge, suffered any union organizational efforts or labor trouble, or any event or condition of any character materially and adversely affecting its business or prospects not generally affecting banks in the upper peninsula of Michigan in substantially the same manner and to substantially the same relative extent; (d) paid any material obligation or liability other than those shown on the June 30, 1995, statement of condition or incurred after the date thereof in the ordinary course of business; (e) mortgaged, pledged or subjected to lien, charge or other encumbrance any of its material assets, or sold or transferred any such material assets, except in the ordinary course of business; (f) made or permitted any amendment or termination of any material contract to which it is a party except for the expiration of contracts at the end of their term and termination of contracts which are terminable by the other party without any fault or omission on the part of the Bank; (g) issued or sold any of its bonds, debentures or other similar corporate capital debt obligations;
(h) declared or set aside or paid any dividend or other distribution in respect to its capital shares or, directly or indirectly, purchased, redeemed or otherwise acquired any such shares; or (i) except for pay increases which have been consistent with established past practice, granted any increase in the salary or bonus payable, or to be payable, to any officer, director or holder of 5% or more of the outstanding Bank Shares, or any spouse, child, parent or sibling of any such person, or to any employee whose annual rate of salary and bonus at June 30, 1995, exceeded $15,000.

     3.16 Books and Records. The Bank's minute books accurately reflect all actions taken by its shareholders, directors, and committees of directors, and such books, accounts and records of the Bank have been maintained in a regular manner and in compliance with all applicable laws.

     3.17 Employee Benefit Plans and Other Employee Matters. The Bank Disclosure Statement includes a list of all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]), maintained by, or to which the Bank has made payments or contributions, with respect to its employees (the "Bank Employee Benefit Plans"), together with a list of any such plans terminated since September 1, 1974 or merged into or consolidated with any of the current Bank Employee Benefit Plans. The
Bank Disclosure Statement includes copies of the most recent actuarial reports prepared for the Bank as to each Bank Employee Benefit Plan (the "Actuarial Report"), together with copies of the Bank's annual reports on Form 5500 for the past three years. The Bank is in compliance with all material provisions of ERISA and all other provisions of the Internal Revenue Code, including without limitation Sections 401 through 501 and Section 89 insofar as such provisions apply to the Bank Employee Benefit Plans. No reportable event as defined by Section 4043 of ERISA has occurred with respect to any Bank Employee Benefit Plan subject to ERISA ("Plan"). No such plan has been terminated since September 1, 1974, and no such plan has been involved in any prohibited transaction or transaction subject to an excise tax under ERISA. To the best of its knowledge, there would be no liability incurred by the Bank under Title IV of ERISA if any such plan were terminated as of the date of the Actuarial Report with respect to such plan. The Bank has not sought or obtained from the Internal Revenue Service any waiver of standard funding requirements under any Bank Employee Benefit Plan during the past five years. The Bank's policies concerning hours worked by, and payments made to, employees of the Bank have not been in any material violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters. All payments due from the Bank on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Bank, and all severance payments which are or were due under the terms of any agreement, oral or written, have been paid or accrued as a liability on the books of the Bank.

     3.18 Brokerage Fees. The Bank has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has no express or implied agreement with any person or company relative to commissions or finder's fees as to such transactions.

     3.19 Environmental Liability. There are no material actions, suits, investigations, liabilities, inquiries or other proceedings, rules, orders or citations involving the Bank, or any of its material assets, pending or threatened as a result of any failure of the Bank, or any predecessor thereof, to comply with any requirement of federal, state, local or foreign law, civil or common, or regulation relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment, nor is there, to the knowledge of the Bank, any factual basis for any of the foregoing. None of the property owned or leased by the Bank is, to the knowledge of the Bank, contaminated with any waste or hazardous substances. To the knowledge of the Bank after reasonable investigation, the Bank is not and may not be deemed to be an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a "hazardous substance," as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 et. seq.

     3.20 Complete Information. Neither this Agreement nor any schedule, statement, list, certificate or other written information furnished or to be furnished by the Bank in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.21 Stock Transactions. Except for the transactions described in the Bank Disclosure Statement, to the knowledge of the Bank after reasonable investigation, no officer or director of the Bank, and no person related to any such officer or director by blood or marriage and residing in the same household, has since December 31, 1993, purchased or sold or caused to be purchased or sold any shares of the Bank of which such officer, director or related person is a record or beneficial owner as determined under Regulation 13d-3 under the Securities Exchange Act of 1934.

     3.22 Disclosure of Deeds, Leases, Agreements, Etc. The Bank has furnished to FMC, as part of Bank's Disclosure Statement, true copies of the following documents:

          (a) Deeds and Titles. Deeds or other relevant title documents relating to all real estate actively utilized by the Bank in the conduct of its business and a complete and correct list of all items of personal property which had a net after depreciation book value in excess of $15,000 as of June 30, 1995, reflected in the books and records of Bank as being owned (including those reflected in the statement of condition of Bank as of June 30, 1995, except as since disposed of in the ordinary course of business).

          (b) Lease Agreements. All leases pursuant to which Bank as lessee leases real or personal property, excepting leases as to personal property under which the aggregate lease payments do not exceed $5,000 for the current term of the lease.

          (c) Agreements. (i) All contracts and agreements with respect to any real property used or proposed to be used in the operations of Bank which obligate the Bank to make aggregate annual payments in excess of $5,000 or are not terminable at least annually without penalty; (ii) all material data processing agreements, service agreements, consulting agreements, or any similar arrangements not terminable by Bank upon 30 days or less notice without penalties; (iii) all contracts or agreements for the purchase or disposition of material, equipment, supplies, or other personal property or the purchase of services which obligate the Bank to make aggregate payments in excess of $5,000 or are not terminable at least annually without penalty.

          (d) Insurance Policies. All material policies of insurance maintained by Bank with respect to assets, properties, premises, operations and personnel, and copies of the most recent insurance audit, review or report, if any.

          (e) Charter Documents and Bylaws. The Articles of Incorporation of Bank, together with the Bylaws of the Bank, including all amendments to date.

          (f) Employee Benefit Plans. All employee benefits plans, including, without limitation, all hospitalization, insurance or other similar plans providing benefits for the Bank's employees.

     3.23 Shareholders of the Bank. Schedule 3.23 to the Bank Disclosure Statement accurately identifies the names and addresses of all of the shareholders of the Bank as of the date of said schedule and the number of shares of stock of the Bank held by each shareholder. From the date hereof until the Consolidation Date, the Bank shall notify FMC in writing of any change regarding any information contained on such schedule.

     3.24 Proxy Statement/Offering Memorandum. None of the information to be supplied by the Bank for inclusion in: (a) the proxy statement/offering memorandum relating to the Bank's special shareholder meeting and FMC's offering of the Notes or (b) (c) any documents to be filed with the Board of Governors of the Federal Reserve System or any other regulatory agency in connection with the transactions contemplated by this Agreement, will, at the respective time such documents are filed and with respect to the proxy statement/offering memorandum, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the proxy statement/offering memorandum or any amendment thereof or supplement thereto, at the time of the shareholder meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for purposes of voting at the shareholder meeting. All documents which the Bank is responsible for filing with any regulatory agency in connection with the Consolidation will comply as to form in all material respects with the provisions of applicable law.

     3.25 "Material" Defined. Except where the context otherwise indicates, the sum of $15,000 or a contract or transaction or series of similar transactions involving aggregate cash payments, values or amounts in excess of the sum of $15,000 per year shall be rebuttably presumed to be material with respect to the Bank. Lesser sums or contracts or transactions involving lesser sums may or may not be material depending on their circumstances, but will be rebuttably presumed not to be material.

                            ARTICLE IV
                        CERTAIN COVENANTS

     4.1 Truth and Completeness of Representations and Warranties. Each party represents and warrants to the other that the representations and warranties made by it in this Agreement are true as of the date hereof and will be true at the Consolidation Date.

     4.2 Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles II and III of this Agreement shall survive any investigation by the other party hereto, but shall terminate and be of no further force or effect upon the Consolidation Date.

     4.3 Conduct of Business Pending Consolidation Date. From the date hereof until the Consolidation Date, the Bank agrees that, except as consented to by FMC in writing, the Bank will:

          (a) use its best efforts to maintain its properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted;

          (b) maintain its books, accounts and records in a regular manner and, where applicable, in accordance with generally accepted accounting principles or regulatory standards, as applicable;

          (c) comply in all material and substantial respects with all laws applicable to the conduct of its business;

          (d) conduct its business only in the usual, regular and ordinary course and not otherwise, in substantially the same manner as it has in the past;

          (e)  make no change in its Articles of Incorporation or Bylaws;

          (f) use its best efforts to maintain and keep in full force and effect all fire and other insurance on property and assets, all of the liability and other casualty insurance, and all bonds on personnel, presently carried by it;

          (g) not sell, mortgage, pledge, encumber or otherwise dispose of any of its material property and assets otherwise than in the ordinary course of business except as to dispositions that the Bank is compelled to make or over which it has no control, which it will use its best efforts to prevent;

          (h)  not redeem or otherwise acquire any of its capital shares;

          (i) perform all of its duties as a fiduciary in all material respects in accordance with all legal standards applicable to such duties whether imposed by contract, statute, regulations or common law;

          (j) preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the good will of its customers and others having business relations with it; and

          (k) not declare or pay any dividends, nor make any other distribu-tion in respect of its capital stock, in liquidation or otherwise, except for cash dividends consistent with prior practice, which shall not be less than prior practice; and

          (l) after the Final Statement Date, the Bank will not declare or pay any dividends, nor make any other distributions in respect of its capital stock, in liquidation or otherwise.

     4.4 Further Provisions Concerning Conduct by Bank of Business Pending Consolidation Date. From the date hereof until the Consolidation Date, the Bank agrees that, except as consented to by FMC in writing, the Bank will not:

          (a) negotiate or solicit any agreement concerning any merger, consolidation or sale of substantial assets of the Bank prior to abandonment of the Consolidation provided for in Section 15 of the Consolidation Agreement;

          (b) increase or agree to increase the compensation payable to or fringe benefits of any officer, director or employee, except as permitted under Section 3.15(i) above;

          (c) introduce or agree to introduce any pension, profit-sharing or employee benefit plan, fringe benefit program or other plan or program of any kind for the benefit of its employees except as may be necessary to comply with applicable laws or regulations;

          (d) enter into an employment contract or agreement which is not terminable by the Bank without cost or penalty upon thirty days' notice;

          (e) pay, agree to pay, or incur aggregate liabilities in excess of $10,000 in any single transaction for the purchase or lease of real property, fixtures, equipment or other capital assets except normal replacements;

          (f) enter into or commit to enter into any agreement to purchase trust, consulting, professional, data processing or other material non-employee services which is not terminable by the Bank without cost or penalty upon thirty days' notice;

          (g) terminate (excluding failure to exercise a renewal option) or amend any material lease or other material agreement except for the expiration of contracts at the end of their term and termination of contracts which are terminable by the other party without any fault or omission on the part of the Bank;

          (h)  open, enlarge or remodel any Bank facilities;

          (i) lease, purchase, or otherwise acquire any real property for use as a branch bank;

          (j) apply for regulatory approval of any new branch banking facility;

          (k) make any change in the number of its capital shares issued and outstanding;

          (l) fail to use its best efforts to prevent a material adverse change in the quality of its loan or investment portfolios;

          (m) lengthen or shorten the average maturities of its investment portfolio or make material loans having maturities longer than is customary for the Bank as of the date of this Agreement; or

          (n)  make any borrowings except in the ordinary course of business.

     In the event the Board of Directors of the Bank shall fail to recommend to the shareholders of the Bank that the shareholders approve the proposed Consolidation and if such failure is due in whole or in part to the existence of a proposal for any transaction involving the Bank or its assets, which proposal competes, or is otherwise inconsistent with, the proposed Consolidation, then the Bank shall promptly pay to FMC a fee equal to $100,000 and an amount equal to all out-of-pocket costs, expenses, and fees incurred or to be incurred by FMC in connection with the proposed Consolidation and other transactions contemplated thereby or incidental thereto. However, in the event that the competing or inconsistent proposal referred to in the preceding sentence has been directly or indirectly solicited by any officer, director, shareholder, agent or other representatives of the Bank, the $100,000 fee shall be increased to $200,000 and the amount for out-of-pocket costs, expenses and fees described above shall also be payable by the Bank to FMC. In the event that the Bank's Board of Directors recommends in good faith that the Bank's shareholders approve the Consolidation and the shareholders nonetheless fail to approve the proposed Consolidation, the Bank shall not be obligated to pay the fees and amounts, out-of-pocket costs, expenses, and fees referred to in the preceding sentence.

     4.5 Shareholder Approvals. Subsequent to execution of the Consolidation Agreement, the Bank will, at a meeting of its shareholders duly called by its Board of Directors to be held as soon thereafter as practicable, present for the adoption of its shareholders, this Agreement and the Consolidation Agreement. The Bank agrees that the proxy materials distributed to its shareholders for purposes of soliciting their vote for the adoption of this Agreement and the Consolidation Agreement shall be those described in Section
5.1. After the execution and delivery of this Agreement, FMC agrees to procure the adoption, by written consent or otherwise, of this Agreement and the approval of the Consolidation Agreement by the New Bank's shareholder.

     4.6 Investigation. From the date hereof to the Consolidation Date, the Bank shall permit full access to its properties, books, and records at reasonable times, and shall cause the Bank's officers and employees to cooperate fully, for the purpose of permitting a complete and detailed examination of the Bank by FMC and its officers, attorneys, accountants, and representatives. The Bank shall furnish to FMC, upon request, any information requested respecting the property, assets, business, and affairs of the Bank. The Bank shall give FMC advance notice of, and permit representatives of FMC to attend, all meetings of the Bank's board of directors or committees thereof. FMC acknowledges that certain information may not be disclosed by the Bank without the prior written approval of other parties. If such information is requested by FMC, the Bank shall use its best efforts to obtain such prior approval, and FMC shall not require disclosure of such information unless and until such prior approval has been obtained. Except as contemplated by this Agreement, FMC agrees to treat as strictly confidential, during and after the investigation contemplated by this Section, and agrees not to divulge to any other person (other than employees of, and attorneys and accountants for, FMC), any non-public financial statements, schedules, contracts, agreements, instruments, papers, documents, or other non-public information relating to the Bank which it may come to know as a direct result of a disclosure by the Bank, or which may come into its possession directly as a result of and during the course of such investigation; provided, however, that such obligation shall not apply to any information or documents that are in the public domain at the time furnished or that became in the public domain thereafter, through any means other than as a result of any act of FMC or its agents, officers, directors or shareholders which constitutes a breach of this Agreement. If the transactions contemplated hereby are not consummated for any reason, FMC agrees to promptly return to the Bank all written materials furnished to FMC by the Bank in connection with such investigation.

     4.7 Cooperation as to State Securities Laws. The Bank shall furnish all information reasonably required by FMC in order to determine the applicability of, and to make proper filings where applicable, under the securities laws of Michigan with respect to the Notes of FMC to be issued in the Consolidation.

     4.8 Final Statement. The Bank covenants and agrees that the Statement of Condition of the Bank prepared as of the Final Statement Date ("Final Statement") will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and such Final Statement will be correct and complete in all material respects and will fairly present the Bank's financial condition on the Final Statement Date.

                            ARTICLE V
            PROXY MATERIALS, GOVERNMENTAL FILINGS AND
                         OTHER AGREEMENTS

     5.1 Preparation of Proxy Materials/Offering Memorandum. FMC agrees to prepare as soon as reasonably practicable a proxy statement and offering memorandum relating to a special meeting of the Bank's shareholders and offering of FMC's Notes. FMC shall make any filings under the securities laws of Michigan with respect to the FMC Notes to be issued pursuant to the Consolidation. FMC shall notify the Bank of any stop orders or threatened stop orders or other administrative action pertaining to the securities laws filings of which it has knowledge. The Bank and FMC will cooperate fully with one another in preparation of the proxy statement/offering memorandum and will supply all information necessary, in the opinion of their respective counsel, in order to complete the preparation of the proxy statement/offering memorandum.

     5.2 Other Filings and Appeals. FMC shall have primary responsibility for preparation of all applications for regulatory approval of the Consolidation. The Bank shall cooperate fully in the preparation of such applications and filings. FMC shall use its best reasonable and lawful efforts to procure the approvals from all regulatory agencies whose approval of the Consolidation is required. If there is an adverse or unfavorable action by any regulatory authority, or should the proposed Consolidation be challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedy shall be made by FMC after consultation with the Bank, and FMC shall be fully responsible for the conduct of such appeal, review or other proceeding.

     5.3 Tax Matters. FMC and the Bank will seek to obtain an opinion or opinions of Varnum, Riddering, Schmidt & Howlett LLP, in reasonably acceptable form and content to FMC and the Bank, substantially to the effect that:

          (a) A shareholder of the Bank who receives a Note in exchange for all or any part of his Bank stock, unless he elects not to have the exchange treated as an installment sale, will, assuming the Note is held to maturity, recognize as income in any taxable year an amount equal to that proportion of the payments actually received in that year which the gross profit (realized or to be realized when payment is completed) bears to the total price. The gross profit will be the total prices less the adjusted basis of the shares sold as determined under Section 1011 of the Internal Revenue Code. Provided Bank stock is a capital asset in the hands of a Bank shareholder, gain or loss will be a capital gain or loss subject to the provisions and limitations of Subchapter P of Chapter 1 of the Internal Revenue Code.

          (b) A shareholder of the Bank who receives a Note in exchange for all or part of his Bank stock and who elects not to have the exchange treated as an installment sale, will realize and recognize, in the taxable year in which such Note is received, gain or loss, as provided in Section 1001 of the Internal Revenue Code, measured by the difference between the fair market value of the Note received and the adjusted basis of the Bank stock surrendered as determined under Section 1011 of the Internal Revenue Code. Provided Bank stock is a capital asset in the hands of a Bank shareholder, gain or loss will be a capital gain or loss subject to the provisions and limitations of Subchapter P of Chapter 1 of the Internal Revenue Code.

          (c) A shareholder of the Bank who receives cash in exchange for all or any part of his Bank stock in the consolidation will realize and recognize gain or loss, as provided in Section 1001 of the Internal Revenue Code, measured by the difference between the cash received and the adjusted basis of the Bank stock surrendered as determined under
     Section 1011 of the Internal Revenue Code. Provided Bank stock is a capital asset in the hands of a Bank shareholder, gain or loss will be a capital gain or loss subject to the provisions and limitations of Subchapter P of Chapter 1 of the Internal Revenue Code.

The opinion may contain qualifications as to factual matters, including whether the Notes are readily tradeable, whether the Notes constitute debt or equity or whether the principal amount of Notes received by a Bank shareholder represents the fair market value of Bank stock surrendered.

     5.4 Press Releases. The Bank and FMC shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Agreement and the Consolidation Agreement.

     5.5 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement and the Consolidation Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Consolidation Agreement. FMC and the Bank will use their best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Consolidation.

     5.6 Exchange of Financial Information. FMC shall deliver to Bank, and Bank shall deliver to FMC, copies of each quarterly consolidated financial statement prepared, and of each consolidated financial report or statement submitted to regulatory authorities, after the date of this Agreement until the Consolidation Date, as promptly after the preparation or submission thereof as practicable.

                            ARTICLE VI
              CONDITIONS PRECEDENT TO CONSOLIDATION

     The Consolidation contemplated by this Agreement shall not take effect unless and until each of the conditions precedent set forth in Section 14 of the Consolidation Agreement shall have been satisfied or waived as set forth in the Consolidation Agreement.

                           ARTICLE VII
           ABANDONMENT AND TERMINATION OF CONSOLIDATION

     This Agreement and the Consolidation Agreement may be abandoned and terminated at any time before the Consolidation Date, whether before or after any shareholder action, in accordance with the provisions of Section 15 of the Consolidation Agreement.

                           ARTICLE VIII
                             EXPENSES

     The costs and expenses (out-of-pocket and otherwise) incurred by the parties in connection with the transactions contemplated by this Agreement shall be borne as follows:

     8.1 FMC Expenses. FMC shall bear all fees and expenses of its counsel and accountants, and all other costs and expenses incurred by it in (a) the preparation of this Agreement and the Consolidation Agreement, (b) its examination of the Bank, (c) the preparation of the offering memorandum which will also constitute the proxy statement of the Bank, and (d) the preparation, filing and prosecution of all applications for regulatory approval, and any appeals therefrom.

     8.2 Bank Expenses. The Bank shall bear all fees and expenses of its counsel and accountants and all other costs and expenses incurred by it in
(a) the preparation of this Agreement and the Consolidation Agreement, (b) its examination of FMC, (c) the calling and holding of a meeting of its shareholders to consider and act upon the Consolidation, (d) the preparation of proxy materials for such meetings and (e) the furnishing of information or other cooperation to FMC in connection with the preparation of information and regulatory applications, and any appeals therefrom. All such fees and expenses shall be paid or accrued by the Bank before or as of the Final Statement Date.

     8.3 Obligations Upon Breach. Except as otherwise provided in Section 4.4, in the event that this Agreement shall terminate prior to the Consolidation Date by virtue of a breach set forth in Section 15(e) or
Section 15(f) of the Consolidation Agreement, and if such breach was intentional, the party causing such breach agrees to reimburse the other party for all reasonable expenses incurred by such party in connection with the transactions contemplated by this Agreement. Otherwise, the sole remedy for breach shall be abandonment of this Agreement.

                            ARTICLE XI
                       AMENDMENT AND WAIVER

     9.1 Amendment. The Bank and FMC, by mutual consent of a majority of their respective Boards of Directors, may amend, modify or supplement this Agreement and, with the New Bank's written consent, the Consolidation Agreement, in whole or in part, and in such manner as may be agreed upon by them in writing, provided that any such amendment, modification, or supplement subsequent to the adoption of this Agreement and the Consolidation Agreement by the Bank's shareholders may be effected only if FMC and the Board of Directors of the Bank determine that such amendment, modification, or supplement does not and will not have a material adverse effect on the Bank's shareholders.

     9.2 Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement or the Consolidation Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement or the Consolidation Agreement.

                            ARTICLE X
                             GENERAL

     10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, as follows:

     (a)  If to the Bank:

          Mr. Del Harma
          South Range State Bank
          45 Trimountain Avenue
          P.O. Box 39
          South Range, MI 49963-0039

          with a copy to:

          Lloyd C. Fell, Esquire
          Bodman, Longley & Dahling
          229 Court Street
          P.O. Box 405
          Cheboygan, MI 49721-0405

     (b)  If to FMC:

          Mr. Ronald G. Ford
          First Manistique Corporation
          130 South Cedar
          P.O. Box 369
          Manistique, MI 49854

          with a copy to:

          Donald L. Johnson, Esquire                   Overnight Deliveries
          Varnum, Riddering, Schmidt & Howlett         333 Bridge St., N.W.
          Bridgewater Place                            Grand Rapids, MI 49504
          P.O. Box 352
          Grand Rapids, MI  49501-0352

or to such other address as the parties hereto may designate in writing as aforesaid.

     10.2 Authority of FMC With Respect to Other Transactions. Nothing stated or contained in this Affiliation Agreement or the Consolidation Agreement shall be construed to limit or restrict the unilateral authority of FMC (a) to enter into other agreements to buy, sell or invest in other assets or (b) to buy or sell or otherwise issue shares of FMC's Common Stock consistent with maintaining, improving or maximizing value to the shareholders of FMC as determined by FMC's board of directors.

     10.3 Efforts to Conclude Transaction. Each party to this Agreement acknowledges that time is of the essence in completing the transactions contemplated hereunder. Each party to this Agreement agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws or regulations to consummate and make effective the transactions contemplated by this Agreement and the Consolidation Agreement as soon as reasonably practicable. FMC and the Bank will use all reasonable efforts to obtain consents from all third parties and governmental authorities necessary or desirable for consummation of the transactions contemplated by this Agreement and the Consolidation Agreement as soon as reasonably practicable.

     10.4 Governing Law. This Agreement shall be construed and interpreted according to the laws of Michigan, except as otherwise provided herein.

     10.5 Benefit and Binding Effect. This Agreement and the Consolidation Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns, provided that neither this Agreement, the Consolidation Agreement nor any of the parties' rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other party hereto.

     10.6 Entire Agreement. This Agreement, and the Consolidation Agreement to be entered into pursuant to this Agreement, and the documents described herein or attached or delivered pursuant hereto, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements, and understandings related to the subject matter hereof.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shallconstitute one and the same instrument.




              [THIS SPACE INTENTIONALLY LEFT BLANK]

     10.8 Reliance on Headings, Etc. The cover page, table of contents, article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Affiliation Agreement and Plan of Reorganization to be duly executed as of the 30th day of August, 1995.

                                      SOUTH RANGE STATE BANK ("Bank")


ATTEST:/s/Gerald D. Jukuri            By /s/Del Harma
                                      Del Harma
                                      President
(SEAL OF BANK)


                                      FIRST MANISTIQUE CORPORATION
                                      ("FMC")



ATTEST: /s/Sherry Littlejohn          By /s/Ronald G. Ford
                                      Ronald G. Ford
                                      President & CEO

                     CONSOLIDATION AGREEMENT

     This Consolidation Agreement, dated as of December 14, 1995, is by and between SOUTH RANGE STATE BANK ("Bank") and NEW BANK OF SOUTH RANGE ("New Bank"), and is joined in by FIRST MANISTIQUE CORPORATION ("FMC").

                             RECITALS

     The Bank is a Michigan banking corporation with its principal office in South Range, Michigan, with an authorized capital of $390,000, consisting of 19,500 shares of common stock, par value $20.00 per share, all of which shares are issued and outstanding. The New Bank is a Michigan banking corporation, organized under the provisions of Section 130 of the Michigan Banking Code of 1969, as amended (the "Banking Code"), for the sole purpose of effecting the Consolidation (defined in Section 1), with an authorized capital of $20.00, consisting of 1 share of common stock, par value $20.00 per share, which share is, or will at the time of the Consolidation be, issued and outstanding and owned beneficially by FMC.

     This Consolidation Agreement has been executed and delivered pursuant to an Affiliation Agreement and Plan of Reorganization, dated August 30, 1995, between the Bank and FMC ("Affiliation Agreement") and fulfills all the requirements of Section 1.2 of the Affiliation Agreement. To the extent that this Consolidation Agreement is inconsistent with the Affiliation Agreement, the Affiliation Agreement shall be deemed amended by this Consolidation Agreement.

     A majority of the entire Board of Directors of the Bank and the New Bank have, respectively, approved, made and executed this Consolidation Agreement and authorized its execution by the Bank and the New Bank, and a majority of the entire Board of Directors of FMC has approved this Consolidation Agreement and the undertakings of FMC herein set forth, and has authorized FMC, by execution hereof, to join in and be bound hereby.

     At the time the Consolidation becomes effective, and as and when required by the provisions of this Consolidation Agreement, FMC will issue its Notes, as defined in the Affiliation Agreement and in this Consolidation Agreement, and tender cash payments to the shareholders of the Bank in accordance with the terms of this Consolidation Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Consolidation. The Bank and the New Bank shall be consolidated into a single bank under the charter of the New Bank, in accordance with the provisions of the Banking Code (the "Consolidation"). The consolidated organization is hereinafter referred to as the "Consolidated Bank."

     2. Charter. The charter of the Consolidated Bank shall be the charter of the New Bank, with such changes and amendments as may be made by this Consolidation Agreement or as may be required in order to conform such charter with the provisions of this Consolidation Agreement.

     3.   Name.  The name of the Consolidated Bank shall be "South Range State
Bank."

     4. Effect of Consolidation. At the effective time of the consolidation ("Consolidation Date"), the corporate existence of the Bank and the New Bank shall be merged into and continue in the Consolidated Bank, which shall be deemed to be the same corporation as each of the consolidating banks, possessing all the rights, interests, privileges, powers and franchises and being subject to all the restrictions, disabilities, obligations, liabilities and duties of each of the consolidating banks. All and singular the rights, interests, privileges and franchises of each of the consolidating banks and all property, real, personal and mixed, and all debts and obligations owing by or due to either of the consolidating banks on whatever account, shall be transferred to, become the obligation of and be vested in the Consolidated Bank without any deed or other transfer and without any order or other action on the part of any court or otherwise. All property, rights, privileges, powers, franchises and interests and each and every other interest shall be thereafter as effectually the property of the Consolidated Bank as they were of each of the consolidating banks. The title to any real estate, whether by deed or otherwise, vested in either the Bank or the New Bank, shall not revert or be in any way impaired by reason of the Consolidation. The Consolidated Bank, by virtue of the Consolidation, and without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each consolidating bank at the Consolidation Date.

     5. Principal Office and Branches. The principal office of the Consolidated Bank shall be the principal banking office presently occupied by the Bank in the City of South Range, Houghton County, Michigan, and the branches of the Consolidated Bank shall be all of the branches of the Bank in operation at the Consolidation Date and such other branches as may be duly authorized and established from time to time.

     6. Capital. The authorized capital of the Consolidated Bank shall be $390,000, consisting of 19,500 shares of common stock, par value $20.00 per share.

     7. Directors and Officers. The Board of Directors and the officers of the Consolidated Bank shall be the same persons, holding the same offices, as the directors and officers of the Bank immediately prior to the Consolidation Date.

     8. Bylaws. The Bylaws of the Consolidated Bank shall be the Bylaws of the New Bank in effect immediately prior to the Consolidation Date.

     9. Conversion of Shares. The manner of converting the shares of the Bank and the New Bank shall be as follows:

          (a) Shares of the New Bank. At the Consolidation Date, the share of the New Bank, par value $20.00 per share, issued and outstanding shall be converted into and remain outstanding as a share of the Consolidated Bank, and the capital of the New Bank shall become capital of the Consolidated Bank.

          (b) Issuance of Consolidated Bank Shares. At the Consolidation Date, the Consolidated Bank shall issue 19,499 shares, par value $20.00 per share, to FMC in consideration of the FMC Notes and cash payments to be issued and tendered to the shareholders of the Bank under the terms of this Consolidation Agreement, and $389,980 of the capital of the Bank shall become capital of the Consolidated Bank and the remainder of the Bank's capital and all of its surplus shall become surplus of the Consolidated Bank.

          (c) Conversion of Bank Shares. At the Consolidation Date, each share of common stock of the Bank, par value $20.00 per share, issued and outstanding ("Bank Shares") shall be converted into: (i) the right to receive cash; or (ii) a combination of the right to receive cash and Notes of FMC (as defined below and in the Affiliation Agreement) as follows:

               (A) Each Bank Share owned of record by a shareholder of record who owns of record one hundred (100) or fewer Bank Shares as of the Consolidation Date will be converted into the right to receive cash in an amount equal to the Per Share Conversion Value.

               (B) Each Bank Share owned of record by a shareholder of record who owns of record more than one hundred (100) Bank Shares as of the Consolidation Date and who, on the date of this Consolidation Agreement or on the Consolidation Date, is a resident of a state other than Michigan, will be converted into the right to receive cash in an amount equal to the Per Share Conversion Value.

               (C) Each Bank Share owned of record by a shareholder of record who owns of record more than one hundred (100) Bank Shares as of the Consolidation Date and who, on the date of this Consolidation Agreement and on the Consolidation Date, is a resident of the State of Michigan, will be converted into (i) the right to receive thirty percent (30%) of the Per Share Conversion Value in cash and (ii) the principal amount of a Note (as defined below) equal to seventy percent (70%) of the Per Share Conversion Value.

          For purposes of this Section 9, whether Bank Shares are held of record in the name of one owner or in the names of multiple owners, they shall be deemed to be held of record by a single, separate and distinct "shareholder of record." For example, if X owns Bank Shares registered solely in his or her own name and other Bank Shares registered in X's name and the name of his or her spouse, X would be deemed to be a shareholder of record as to those Bank Shares owned solely in his or her own name and X and his or her spouse would be deemed to be a single, separate and distinct shareholder of record as to those Bank Shares registered in their joint names.

          For purposes of the Affiliation Agreement and this Consolidation Agreement, the term "Per Share Conversion Value" shall mean an amount equal to 1.75 times the book value per share of the Bank's Common Stock (determined in accordance with generally accepted accounting principles applied on a consistent basis) as of the month end immediately preceding the Consolidation Date. The month end immediately preceding the Consolidation Date is referred to in this Consolidation Agreement and in the Affiliation Agreement as of the Final Statement Date.

          For purposes of this Consolidation Agreement and the Affiliation Agreement, the term "Notes" shall mean the installment promissory notes of FMC described in this paragraph and to be issued in substantially the form annexed hereto as Exhibit I. Each Note will be issued in a principal amount equal to seventy percent (70%) of the Per Share Conversion Value times the number of Bank Shares owned of record by a Bank shareholder entitled to receive such a Note. Each Note will be dated and issued as of the Consolidation Date and bear interest from that date at a per annum rate equal to the three-year U.S. Treasury note interest rate in effect on the Consolidation Date, but in no event less than five percent (5%) per annum. Equal annual payments of principal plus accrued interest will be payable under the Notes on each anniversary of the Consolidation Date, until the third anniversary when the entire remaining unpaid principal and interest shall be due and payable. The final payment of principal and interest on each Note shall be made only on presentment and surrender of that Note. The Notes shall be nontransferable without the prior written consent of FMC.

     10. Exchange of Bank Stock Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of the Bank (other than those who have perfected "dissenters' rights") shall be entitled, upon surrender of such certificates, to receive: cash or a combination of cash and FMC Notes, into which the holder's Bank Shares shall be converted, subject to and as determined under Subsection 9(c) above. On or before the fifth business day following the Consolidation Date, FMC will send a notice and a transmittal form to each holder of an outstanding certificate or certificates which immediately prior to the Consolidation Date represented shares of common stock of the Bank ("Preconsolidation Certificates"), advising such shareholder of the terms of the conversion effected by the Consolidation, and the procedure for surrendering to FMC such Preconsolidation Certificate or Certificates for exchange for (a) cash, in the form of a certified check, or
(b) a combination of cash, in the form of a certified check, and an FMC Note, as determined under Subsection 9(c) above, which such shareholder is entitled to receive pursuant to the terms of this Consolidation Agreement. Until so surrendered, each such outstanding Preconsolidation Certificate shall be deemed for all corporate purposes (subject to the further provisions of this Section) to evidence ownership of FMC Notes into which such Bank Shares shall have been converted and/or the right to receive the amount of cash into which such shares of Bank Shares shall have been converted. After the Consolidation Date there shall be no further registry of transfers on the records of the Bank of Bank Shares outstanding immediately prior to the Consolidation Date, and when Preconsolidation Certificates representing such shares are presented to the Consolidated Bank, they shall be cancelled and exchanged for an FMC
Note and/or cash, as herein provided. No payments will be paid to persons entitled to receive FMC Notes until such persons have surrendered their Preconsolidation Certificate(s); provided, however, that when the Preconsolidation Certificate(s) shall have been so surrendered, there shall be paid to the holders thereof, all amounts payable as of or subsequent to the Consolidation Date on the FMC Notes for which such Preconsolidation Certificates shall have been so exchanged.

     11. Further Documentation. The directors of the Bank and the New Bank shall, from time to time, as and when requested by the Consolidated Bank or its successors or assigns, execute and deliver or cause to be executed and delivered such deeds, instruments, assignments or assurances as the Consolidated Bank may reasonably deem necessary, desirable or convenient in order to vest in and confirm to the Consolidated Bank title to or possession of any property or rights of the Bank or the New Bank acquired or to be acquired by reason of or as a result of the Consolidation, or otherwise to carry out the purposes of this Consolidation Agreement. Any person who, immediately before the Consolidation Date, was an officer or director of the Bank or the New Bank is hereby fully authorized, in the name of such institution, to execute any and all such deeds, instruments, assignments or assurances, or to take any and all such action, as may be requested by the Consolidated Bank.

     12. Shareholder Approval. This Consolidation Agreement shall be submitted to the shareholders of the Bank and the New Bank at separate meetings of such shareholders, each duly called and held in accordance with the provisions of the Banking Code and other applicable statutes. In order for the Consolidation to be effective, this Consolidation Agreement and the Affiliation Agreement must be adopted by the affirmative vote of the holders of not less than two thirds (2/3) of the issued and outstanding common shares of the Bank, and not less than two thirds (2/3) of the issued and outstanding common shares of the New Bank.

     13. Dissenters' Shares. Any shareholder of the Bank who votes against the Consolidation, or who has given notice in writing to the Bank at or prior to the shareholders' meeting to be held for the purpose of considering this Consolidation Agreement, that he or she dissents from the contemplated Consolidation, shall be entitled to receive in cash from FMC the fair value of all shares held by him or her, if and when the Consolidation is consummated in accordance with the provisions of Section 130 of the Banking Code. Each share of such dissenting shareholder that is surrendered to FMC for payment shall be deemed cancelled as of the Consolidation Date without any further act or action. The Consolidated Bank shall act as the Bank's agent for purposes of receiving surrendered dissenters' shares and making any required payment.

     14. Conditions Precedent to Consolidation. The Consolidation contemplated by this Consolidation Agreement shall not take effect unless and until each of the following conditions precedent has been satisfied or waived in writing as hereinafter set forth:

          (a) Compliance with Covenants, Representations and Warranties. Neither the Bank nor FMC shall have discovered any material breach by the other of any of the representations, warranties and covenants of the Affiliation Agreement or of this Consolidation Agreement; provided, that the party for whose benefit such representation, warranty or covenant is made may at its option waive this condition precedent with respect thereto.

          (b) Shareholder Approval. The Affiliation Agreement and this Consolidation Agreement shall have been adopted by the affirmative vote of the shareholders of the Bank and the New Bank owning at least two thirds (2/3) of the capital shares outstanding of each institution.

          (c) Governmental Approvals. The parties to this Consolidation Agreement shall have received approval of the Consolidation from all necessary governmental agencies and authorities, and such approvals shall have become final and shall not be the subject of any formal administrative review proceeding or appeal, and the Consolidation may be consummated pursuant to the terms of such approvals, provided, that the parties may waive this condition in whole or in part as is consistent with all applicable laws and regulations.

          (d) Challenge in Legal Proceedings. No proceeding shall be pending by the United States Department of Justice or any other federal or state governmental agency, challenging or seeking to prevent the Consolidation under any antitrust, trade regulation laws, or any other applicable laws, provided that the parties may waive this condition in whole or in part.

          (e) Opinions of Legal Counsel. The Bank and FMC each shall have delivered to the other (provided that either party may waive this condition in whole or in part as to the opinion to be delivered by the other) an opinion of counsel, dated the Consolidation Date, in form and substance reasonably satisfactory to the other party and its counsel, to the effect that: (i) such party is duly organized or incorporated, is validly existing and in good standing according to the laws under which it was created; (ii) the number of authorized and issued and outstanding capital shares of such party are as represented in, or permitted by, the Affiliation Agreement and Consolidation Agreement; (iii) except as set forth in such opinion, counsel does not know or believe that such party is a party to or affected by any material adverse pending litigation, proceeding or investigation before any court or by or before any federal, state, municipal or other governmental department, commission, board or agency or that any such litigation, proceeding or investigation has been expressly threatened against any such party; and (iv) the Affiliation Agreement and this Consolidation Agreement have been duly and validly authorized, executed and delivered by such party and are binding and enforceable according to their terms. In rendering such opinions, counsel may rely as to certain factual matters on certificates of one or more officers of the Bank and of public officials.

          (f) Officer Certifications. The President and Executive Vice President of the Bank shall have given to FMC their certificates, dated as of the Consolidation Date, that the representations, warranties and covenants of the Bank contained in the Affiliation Agreement and the Consolidation Agreement, subject to disclosures contained in the Bank's Disclosure Statement, have not, to the best of their knowledge and belief, been breached and all representations and warranties are, to the best of their knowledge and belief, true as of the Consolidation
     Date, provided FMC may waive this condition, in whole or in part. The President and Secretary of FMC shall have given to the Bank their certificates, dated as of the Consolidation Date, that the representations, warranties and covenants of FMC contained in the Affiliation Agreement and the Consolidation Agreement, have not, to the best of their knowledge and belief, been breached, and all representations and warranties are, to the best of their knowledge and belief, true as of the Consolidation Date, provided that the Bank may waive this condition, in whole or in part.

          (g) Conduct of Business Pending Consolidation. From and after the date of this Agreement and prior to the Consolidation Date, the Bank shall, unless waived by FMC, have:

               (1) Conducted its business and operated only in the usual and ordinary course of business;

               (2) Conducted its business and operated only in accordance with banking laws and regulations and sound banking practices;

               (3) Executed an employment agreement with Del Harma in form and substance satisfactory to FMC;

               (4) Remained in good standing with all applicable banking and other regulatory authorities and preserved each of its existing banking locations;

               (5) Retained the services of such of its present officers and employees that its goodwill and business relationships with customers and others are not materially and adversely affected.

          (h) Absence of Certain Changes or Events. From and after the date of this Agreement and prior to the Consolidation Date, the Bank will not have, without the prior written consent of FMC:

               (1)  Amended its Articles of Incorporation or Bylaws;

               (2) Issued any stock, stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue, transfer, sale or delivery of its capital stock;

               (3) Issued or sold any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration for such capital stock);

               (4) Increased or reduced the number of shares of its capital stock by split, reverse split, reclassification, distribution of stock dividends, or change of par value;

               (5) Purchased or otherwise acquired any outstanding shares of its capital stock or securities carrying the right to acquire, or convertible into or exchangeable for such stock, with or without additional consideration;

               (6) Adopted or materially modified any bonus, pension, profit sharing, retirement or other compensation plan or entered into any contract of employment with any officer which is not terminable at will without cost or other liability;

               (7) Incurred any obligations or liabilities except obligations incurred in the ordinary course of business, none of which is materially adverse to the Bank;

               (8) Except with regard to repurchase transactions in the ordinary course of business and except for inchoate liens or mechanics liens, mortgaged, pledged or subjected to lien, charge, security interest, or to any other encumbrance, any of its assets or property, except pledges to secure public and trust deposits;

               (9) Transferred or leased any of its assets or property except in the ordinary course of business, or closed any banking office;

               (10) Transferred or granted any rights, under any leases, licenses or agreements, other than in the ordinary course of business;

               (11) Made or granted any general or individual wage or salary increase except for general salary and wage adjustments permitted under Section 3.15 of the Affiliation Agreement;

               (12) Entered into any transaction other than in the ordinary course of business;

               (13) Increased the number of directors, filled any vacancy on the Board of Directors, or elected or appointed any person to an executive office, without the consent of FMC, which consent shall not be unreasonably withheld; or

               (14) Declared or paid any dividends, nor made any other distribution in respect of any shares of its capital stock, except for cash dividends consistent with prior practices, provided such dividends are declared prior to the Final Statement Date.

          (i) MESC Form 1027. The Bank shall have furnished to FMC a complete, accurate and executed copy of MESC Form 1027, Business Transferor's Notice of Unemployment Tax Liability and Rate.

          (j) Loan Loss Reserve. The Bank's loan loss reserve as reflected in the Bank's June 30, 1995 statement of condition and as reflected in the Bank's statement of condition as of the Final Statement Date shall be adequate to cover all known loan losses and meet applicable regulatory standards. FMC will perform a final due diligence review of the Bank's loan portfolio as of the Final Statement Date in order to confirm satisfaction of this condition.

     15. Abandonment and Termination of Consolidation. The Affiliation Agreement and this Consolidation Agreement may be abandoned and terminated at any time before the Consolidation Date, whether before or after any shareholder action, in accordance with the following:

          (a) Mutual Consent. By mutual written consent of the Bank and FMC if, in the opinion of a majority of each of the Boards of Directors of such institutions, proceeding with the Consolidation shall be inadvisable.

          (b) Consolidation Date. By either FMC or the Bank if the abandoning party has used its best reasonable efforts to consummate the Consolidation and if the Consolidation Date shall not have occurred on or before March 15, 1996, or if it is reasonably apparent that the Consolidation will not have occurred by March 15, 1996.

          (c) Adverse Financial Changes. By either FMC or the Bank if there has occurred any change in the business, business prospects, asset portfolio, financial condition, fixed or contingent liabilities or management of the other party that, in the reasonable opinion of the abandoning party, is materially adverse.

          (d) Litigation. By either the Bank or FMC if any material litigation shall be pending or threatened against or affecting the other party or any of their respective assets or the Consolidation; provided such material litigation renders it inadvisable to proceed with the Consolidation in the reasonable judgment of the Board of Directors of the party terminating and abandoning the Affiliation Agreement and this Consolidation Agreement.

          (e) Misrepresentations. By either the Bank or FMC if any warranty or representation made by the other party in the Affiliation Agreement or in this Consolidation Agreement shall be discovered to be false in any material respect and such breach shall not have been cured without material cost or damage.

          (f) Breach of Covenants. By either the Bank or FMC if the other party shall have committed any material breach of any covenant of the Affiliation Agreement or this Consolidation Agreement which has not been or cannot be cured without material cost or damage within 30 days.

Termination and abandonment, except pursuant to Section 15(a), may be effected at any time prior to the Consolidation Date, by written notice by either party to the other, as the case may be, authorized and approved by resolution adopted by the Board of Directors of the party giving such notice. In the event of the termination and abandonment of the Affiliation Agreement and this Consolidation Agreement pursuant to this Section 15, the Affiliation Agreement and this Consolidation Agreement shall become null and void and of no effect, without liability on the part of the Bank, the New Bank, FMC or their respective shareholders, directors or officers in any respect hereof, except to the extent provided in Sections 4.4, and 8.3 of the Affiliation Agreement.

     16. Effective Time of Consolidation. The Consolidation shall be consummated following the satisfaction or waiver of the conditions precedent set forth in Section 14 of this Consolidation Agreement, and at the time determined by FMC. The Consolidation shall be effective at such time as may be designated by the Financial Institutions Bureau of the Michigan Department of Commerce in its certificate confirming the effective time of the Consolidation.

     17. Defined Terms. All capitalized terms not otherwise defined in this Consolidation Agreement shall have the meanings ascribed to them in the Affiliation Agreement.

     IN WITNESS WHEREOF, the Bank and the New Bank have caused this Consolida-tion Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first written above, and directors constituting a majority of the Board of Directors of each such bank have hereunto subscribed their names.

                                 SOUTH RANGE STATE BANK


Attest:/s/Carlton J. Wyse         By /s/Del Harma
                                  Del Harma, President

/s/Del Harma                      /s/Gerald D. Jukuri
Del Harma                         Gerald D. Jukuri

/s/Lawrence Julio                 /s/Clarence Hocking
Lawrence Julio                    Clarence Hocking

/s/Robert Nara                    /s/Donald Turner
Robert Nara                       Donald Turner

/s/J. Bernard Coon
J. Bernard Coon

                  A Majority of the Directors of
                      South Range State Bank

                                    NEW BANK OF SOUTH RANGE


Attest:/s/Dennis K. Boyd            By/s/Ronald G. Ford
                                    Ronald G. Ford, President

/s/Ronald G. Ford                   /s/Sherry Littlejohn
Ronald G. Ford                      Sherry Littlejohn

/s/Michael C. Henricksen            /s/Richard B. Demers
Michael C. Henricksen               Richard B. Demers

/s/John Lindroth
John Lindroth

                  A Majority of the Directors of
                     New Bank of South Range




     FIRST MANISTIQUE CORPORATION hereby joins in the foregoing Consolidation Agreement and undertakes that it will be bound thereby and that it will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, First Manistique Corporation has caused this undertaking to be executed by its duly authorized officers as of the date first above written.


                                      FIRST MANISTIQUE CORPORATION

Attest:/s/Dennis K. Boyd              By /s/Ronald G. Ford
                                      Ronald G. Ford, President
                                      and Chief Executive Officer

                            EXHIBIT I

THIS OBLIGATION IS UNSECURED, IS NOT THE OBLIGATION OF ANY BANK, IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.



                   FIRST MANISTIQUE CORPORATION
        _____ % INSTALLMENT PROMISSORY NOTE DUE _________, 1999

Principal and Interest Payment Date:                      of Each Year



First Manistique Corporation, including any successor, promises to pay to or registered assigns, the principal sum of ____ Dollars, payable in ____ annual principal installments of____ Dollars, each, commencing on ____, 1997, and continuing on each ____ thereafter until ____, 1999.






                                   Dated:               , 1996

                                   FIRST MANISTIQUE CORPORATION


                                   By
                                      Ronald G. Ford, President and Chief
                                      Executive Officer






THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE OFFER AND SALE OF THIS PROMISSORY NOTE HAS BEEN MADE PURSUANT TO A CLAIM OF EXEMPTION FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933. THIS PROMISSORY NOTE HAS BEEN OFFERED FOR SALE ONLY IN THE STATE OF MICHIGAN TO BONA FIDE RESIDENTS OF THE STATE OF MICHIGAN AND MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO IS NOT
A BONA FIDE RESIDENT OF THE STATE OF MICHIGAN FOR A PERIOD OF AT LEAST NINE CONSECUTIVE MONTHS FROM THE DATE OF THIS PROMISSORY NOTE. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF FIRST MANISTIQUE CORPORATION.

                   FIRST MANISTIQUE CORPORATION
        ____ % INSTALLMENT PROMISSORY NOTE DUE _________, 1999


1.   INTEREST

     First Manistique Corporation, a Michigan corporation, including any successor (the "Corporation") promises to pay interest on the principal amount of this Promissory Note at the rate of _____________ (______%) per annum. The Corporation will pay interest annually on ________________of each year, each of which shall be referred to as a Payment Date. Interest on the Promissory Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issue of this Promissory Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   PRINCIPAL PAYMENTS

     The Corporation promises to pay ______________ (______%) of the principal amount of this Promissory Note on each Payment Date, the final payment of which shall be due ______________, 1999 (the "Date of Maturity").

3.   METHOD OF PAYMENT

     The Corporation shall pay principal and interest on the Promissory Notes to the persons who are registered holders of the Promissory Notes at the close of business on _______________ next preceding a Payment Date. Holders must surrender Promissory Notes to the Corporation to collect the final principal and interest payment due at the Date of Maturity. The Corporation shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Corporation, however, may pay principal and interest by its check payable in such money. It may mail interest or principal checks to a registered holder's registered address.

4.   REDEMPTION BY THE CORPORATION

     This Promissory Note may not be redeemed by the Corporation prior to the Date of Maturity.

5.   TRANSFER

     This Promissory Note may not be sold, transferred or otherwise disposed of without the Corporation's prior written consent and in no event in the absence of registration under the Securities Act of 1933 and applicable state securities laws or an exemption from such registration under the Securities Act of 1933 or applicable state law. This Promissory Note may not be transferred to a person that is not a bona fide resident of the state of Michigan during the nine month period following the date of this Promissory Note.

6.   PERSONS DEEMED OWNERS

     The registered holder of a Promissory Note will be treated as the owner of such Promissory Note for all purposes.

7.   UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Corporation may hold such funds until a holder entitled to the money contacts the Corporation for payment, unless an abandoned property law designates another person.

8.   DEFAULTS AND REMEDIES

     An Event of Default shall be deemed to occur if: (a) the Corporation defaults in the payment of interest on this Promissory Note when the same becomes due and payable and a default continues for a period of 30 days;
(b) the Corporation defaults in the payment of principal on this Promissory Note when the same becomes due and payable and continues for a period of 30 days; (c) the Corporation, pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for any substantial part of its property, makes a general assignment for the benefit of its creditors, or fails generally to pay its debts as they become due; or in a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Corporation in an involuntary case, appoints a custodian of the Corporation or for any substantial part of its property or orders a liquidation of the Corporation, any order or decree remains unstayed and in effect for a period of at least 90 days. The term Bankruptcy Law shall mean Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or any similar official under any Bankruptcy Law. If an Event of Default occurs and is continuing, a holder of a Promissory Note by notice to the Corporation may declare the principal of and accrued interest on the Promissory Note to be due and payable immediately. Upon such declaration, such principal and interest shall be due and payable immediately.

9.   NO RECOURSE AGAINST OTHERS

     A director, officer, employee, or shareholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Promissory Notes or for any claim based on, in respect of or by reason of such obligation or its creation. Each holder by accepting a Promissory Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Promissory Notes.

10.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minor
Act).

                      TRANSFER OF PROMISSORY NOTE


I or we assign and transfer to:

______________________________________

______________________________________

______________________________________

(Print or type name, address, and zip code of assignee, including social security number or federal identification number)


this Promissory Note and irrevocably appoint _____________________________ ______agent to transfer this Promissory Note on the books of the Corporation. The agent may substitute another to act for him.


Dated:_________________________

Signed:________________________
     (Signature must be guaranteed by a bank
     through its officer or by a member firm
     of a major stock exchange.)




THE SALE, TRANSFER, OR OTHER DISPOSITION OF THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933. THIS PROMISSORY NOTE HAS BEEN OFFERED FOR SALE ONLY IN THE STATE OF MICHIGAN TO BONA FIDE RESIDENTS OF THE STATE OF MICHIGAN AND MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO IS NOT A BONA FIDE RESIDENT OF THE STATE OF MICHIGAN FOR A PERIOD OF AT LEAST NINE CONSECUTIVE MONTHS FROM
THE DATE OF THIS PROMISSORY NOTE. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF FIRST MANISTIQUE CORPORATION.

                  FIRST AMENDMENT TO AFFILIATION AGREEMENT AND
                           CONSOLIDATION AGREEMENT


     This is the First Amendment, dated January 30, 1996, to a certain Affiliation Agreement and Plan of Reorganization between First Manistique Corporation ("FMC") and South Range State Bank ("Bank") dated August 30, 1995 (Affiliation Agreement) and the Consolidation Agreement between Bank and the New Bank of South Range ("New Bank") and joined in by FMC dated December 14, 1995. Except as specifically otherwise provided in this Amendment capitalized terms have the same meanings as stated in the Affiliation Agreement and the Consolidation Agreement.

     This First Amendment is made pursuant to the provisions of the Affiliation Agreement and the Consolidation Agreement permitting amendment to those agreements either before or after approval of the Affiliation Agreement and the Consolidation Agreement by the Bank's shareholders as long as FMC and the Board of Directors of the Bank determine that the amendment does not and will not have a material adverse affect on the Bank's shareholders. The parties have determined that the transaction should be structured in such a way that the New Bank is consolidated with and into the Bank and under the charter of the Bank rather than as initially provided in the Affiliation Agreement and Consolidation Agreement for the New Bank and the Bank to be consolidated under the charter of New Bank. The parties have determined to their satisfaction, including the satisfaction of FMC and the Board of Directors of the Bank, that this Amendment does not and will not materially adversely affect the Bank's shareholders. Accordingly, the parties have agreed as follows:

     1. Section 1.2 of the Affiliation Agreement and Section 1 of the Consolidation Agreement are hereby amended to provide that the consolidation of the Bank with the New Bank shall be under the charter of the Bank.

     2. Section 2 of the Consolidation Agreement is hereby amended in its entirety to read as follows:

          "2. Charter. The charter of the Consolidated Bank shall be the charter of the Bank, with such changes and amendments, if any, as may be made by this Consolidation Agreement or as may be required in order to conform such charter with the provisions of this Consolidation Agreement."

     3. Section 9(a) and Section 9(b) of the Consolidation Agreement are amended in their entirety to read as follows:

          "(a) Shares of the New Bank. At the Consolidation Date, the share of the New Bank, par value $20.00 per share, issued and outstanding shall be canceled and the capital of the New Bank shall become surplus of the Bank.

           (b) Issuance of Consolidated Bank Stock. At the Consolidation Date, the Consolidated Bank shall issue 19,500 shares, par value $20.00 per share, to FMC in consideration of the FMC Notes and cash payments to be issued and tendered to the shareholders of the Bank under the terms of this Consolidation Agreement, and the capital and surplus of the Bank shall remain as capital and surplus of the Consolidated Bank."

     4. All provisions, conditions and terms in the Affiliation Agreement and the Consolidation Agreement inconsistent with this First Amendment shall be and hereby are revised and amended to reflect that the consolidation shall provide for and be effected pursuant to the consolidation of the New Bank with and into the Bank and under the charter of the Bank.

     5. Except as modified pursuant to this Amendment, the Affiliation Agreement and the Consolidation Agreement are hereby ratified and confirmed in all respects.

                                       SOUTH RANGE STATE BANK



Attest:/s/Carlton J. Wyse              By /s/Del Harma
                                       Del Harma
                                       Its President

/s/Del Harma                           /s/Lawrence Julio
Del Harma                              Lawrence Julio

/s/Robert Nara                         /s/J. Bernard Coon
Robert Nara                            J. Bernard Coon

/s/Gerald D. Jukuri                    /s/Clarence Hocking
Gerald D. Jukuri                       Clarence Hocking

/s/Donald Turner
Donald Turner

                  A Majority of the Directors of
                      South Range State Bank

                                     NEW BANK OF SOUTH RANGE


Attest:/s/Janet M. Peterson          By /s/Ronald G. Ford
                                     Ronald G. Ford
                                     Its President


/s/Ronald G. Ford                    /s/Sherry Littlejohn
Ronald G. Ford                       Sherry Littlejohn

                                     /s/Richard B. Demers
Michael C. Henrickson                Richard B. Demers

/s/John Lindroth
John Lindroth

                 A Majority of the Directors of
                     New Bank of South Range



                                      FIRST  MANISTIQUE
                                      CORPORATION


Attest: /s/Janet M. Peterson          By /s/Ronald G. Ford
                                      Ronald G. Ford
                                      Its President

                                                    EXHIBIT 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Report on Form 8-K of First Manistique Corporation of our report dated January 5, 1996 on the 1995 financial statements of South Range State Bank, included herein.




                              /s/CROWE, CHIZEK AND COMPANY LLP
                              Crowe, Chizek and Company LLP



Grand Rapids, Michigan
February 12, 1996